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                                   EXHIBIT 21
                           SUBSIDIARIES OF ADVO, INC.
                            AS OF SEPTEMBER 25, 2004

                                                                                     PERCENT OF VOTING
                                                                                    SECURITIES OWNED AS
STATE OF INCORPORATION                        NAME OF SUBSIDIARY                   OF SEPTEMBER 25, 2004
----------------------                        ------------------                   ---------------------
Delaware                      ADVO Investment Company, Inc......................            100
Delaware                      Value Fair, Inc...................................            100
Delaware                      MBV, Inc..........................................            100
Delaware                      Stighen, Inc. (formerly Marketing Force, Inc.)....            100(1)
Delaware                      MailCoups, Inc....................................            100
Delaware                      Coupon Distributors, Inc..........................            100(2)
Delaware                      ShopWise.com, Inc.................................            100
Maryland                      Mail Marketing Systems, Inc.......................            100
Delaware                      New England Direct, LLC...........................             50
Delaware                      Detroit Weekend Direct............................             50
Nova Scotia, Canada           ADVO Canada, Inc..................................            100(1)
Nova Scotia, Canada           Breezeway Communications LTD......................            100(1)

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(1) Owned by ADVO Investment Company, Inc.

(2) A wholly-owned subsidiary of MailCoups, Inc.

(3) A wholly-owned subsidiary of ShopWise.com, Inc.